October  14, 1997





Smith Barney Money Funds, Inc.
  388 Greenwich Street,
    New York, New York 10013.

Dear Sirs:
		In connection with the registration under the Securities Act of 1933 (the "Act") of shares (the "Shares") of Common Stock, par value $.01 per share, of Smith Barney Money Funds, Inc., a Maryland Corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
		Upon the basis of such examination, we advise you that, in our opinion, when not more Shares than are authorized by the Articles of Incorporation but are unissued are issued and sold in accordance with the Company's
Registration Statement on Form N-14 under the Act in connection with the acquisition by the Company on behalf of the Cash
Portfolio of all or substantially all of the assets, and the assumption of certain liabilities, of the Common Sense Money Market Fund, a series of Common Sense Trust and in accordance with the Articles of Incorporation and By-Laws of the Company, the Shares will be validly issued, fully paid and nonassessable.

		The foregoing opinion is limited to the laws of the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Maryland law we have, with your approval, relied upon the opinion dated October 14, 1997 of Piper & Marbury, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Piper & Marbury. We believe you and we are justified in relying on such opinion for such matters.

		We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

		We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.
								Very truly yours,

								/s/ Sullivan & Cromwell





PIPER & MARBURY
L.L.P.
CHARLES CENTER SOUTH
36 SOUTH CHARLES STREET
BALTIMORE, MARYLAND 21201-3018
410-539-2530
FAX: 410-539-0489



WASHINGTON
NEW YORK
PHILADELPHIA
EASTON



October 14, 1997

Smith Barney Money Funds, Inc.
388 Greenwich Street
New York, New York 10013

Re:	Smith Barney Money Funds, Inc.

Dear Sirs:

We have acted as Maryland counsel to Smith Barney Money Funds,
Inc., a Maryland corporation (the "Company"), in connection with the reorganization of the Common Sense Money Market Fund of the Common Sense Trust (the "Acquired Fund") and the Cash Portfolio series of common stock of the Company, and in that capacity have examined the charter and by-laws of the Company, the Agreement and Plan of Reorganization dated October __, 1997 between the Company and the Acquired Fund (the "Agreement"), the Company's Registration Statement on Form N-14, including all amendments or supplements thereto, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), the proceedings of the Board of Directors of the Company relating to the issuance of the Class A Shares contemplated by the Agreement, and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed the genuineness of all signatures, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.
Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

1.	The Company has been duly organized and is validly existing
as a corporation under the laws of the State of Maryland.

2.	The Agreement, the Reorganization (as defined in the
Agreement), and the execution of the Agreement have been duly authorized and approved by all requisite action of the Company, and the delivery of the Agreement has been duly authorized by the Company.

3.	The Class A Shares of the Cash Portfolio of common stock of
the Company to be issued by the Company pursuant to the Agreement have been, duly authorized and, when issued as contemplated in the Agreement and in an amount not exceeding that authorized by the charter of the Company and unissued, will be validly issued, fully paid and non assessable.

Sullivan & Cromwell are authorized to rely on this opinion in rendering their opinion to be rendered pursuant to the Agreement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the related Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Piper & Marbury L.L.P.
Piper & Marbury
L.L.P.

HDK